Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Announces $1 Billion Cash Tender Offer for Certain Notes

DEERFIELD, III.— Jan. 9, 2014 — Mondelēz International, Inc. today announced it has commenced a cash tender offer (the “Tender Offer”) for up to a combined aggregate principal amount of $1,000,000,000 of its 6.500% Notes due 2040 (the “Priority 1 Notes”), 7.000% Notes due 2037 (the “Priority 2 Notes”), 6.875% Notes due 2038 (the “Priority 3 Notes”), 6.875% Notes due 2039 (the “Priority 4 Notes”) and 6.500% Notes due 2031 (the “Priority 5 Notes” and, together with the Priority 1 Notes, the Priority 2 Notes, the Priority 3 Notes and the Priority 4 Notes, the “Notes”).

The Tender Offer is being made pursuant to, and subject to the terms and conditions in, an Offer to Purchase, dated January 9, 2014 (the “Offer to Purchase”) and related Letter of Transmittal (the “Letter of Transmittal”), which set forth a description of terms of the Tender Offer. A summary of the Tender Offer is below:

Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Cap	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium(2)
6.500% Notes due 2040	50075NAZ7	$2,212,494,000	$500,000,000	1	3.625% due 8/15/2043	FIT1	100	$30
7.000% Notes due 2037	50075NAR5	$564,488,000	N/A	2	3.625% due 8/15/2043	FIT1	110	$30
6.875% Notes due 2038	50075NAT1	$709,508,000	N/A	3	3.625% due 8/15/2043	FIT1	108	$30
6.875% Notes due 2039	50075NAW4	$515,948,000	N/A	4	3.625% due 8/15/2043	FIT1	108	$30
6.500% Notes due 2031	50075NAC8	$578,973.000	N/A	5	3.625% due 8/15/2043	FIT1	87	$30

(1)	The applicable page on Bloomberg from which the Lead Dealer Managers (as defined herein) will quote the bid-side prices of the applicable Reference U.S. Treasury Security.
(2)	Per $1,000 principal amount of Notes.

The Tender Offer will expire at 11:59 p.m., Eastern time, on February 6, 2014, unless extended by us (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., Eastern time, on January 23, 2014, unless extended by us (such date and time, as the same may be extended, the “Early Tender Deadline”) to be eligible to receive the applicable Total Consideration (as defined below) for their tendered Notes. After such time, the Notes may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law. Assuming the Tender Offer is not extended and the conditions to the Tender Offer are satisfied or waived, the company expects that settlement for Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will be on January 27, 2014 (the “Initial Settlement Date”), and any settlement for Notes validly tendered and not validly withdrawn after the Early Tender Deadline and accepted for purchase will be February 7, 2014.

The consideration paid in the Tender Offer for each series of Notes will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference U.S. Treasury Security”) specified in the table above and in the Offer to Purchase. Holders of Notes that are validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will receive the applicable “Total Consideration,” which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes after the Early Tender Deadline and on or before the Expiration Time will only receive the applicable Tender Consideration per $1,000 principal amount of any such Notes tendered by such Holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the applicable settlement date.

The amounts of each series of Notes that are purchased will be determined in accordance with the acceptance priority levels specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 5 being the lowest Acceptance Priority Level. In addition, no more than $500,000,000 aggregate principal amount of the Priority 1 Notes will be purchased in the Tender Offer (such aggregate principal amount, the “Tender Cap”). The company will also only accept for purchase Notes up to a combined aggregate principal amount of $1,000,000,000 (the “Maximum Amount”). Accordingly, if $500,000,000 aggregate principal amount of the Priority 1 Notes are purchased pursuant to the Tender Offer, the company will purchase no more than $500,000,000 combined aggregate principal amount of the Priority 2 Notes, the Priority 3 Notes, the Priority 4 Notes and the Priority 5 Notes in the Tender Offer.

Subject to the Tender Cap and the Maximum Amount, all Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level are accepted in the Tender Offer, and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level are accepted in the Tender Offer. However, even if the Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Tender Cap and the Maximum Amount, Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered after the Early Tender Deadline even if such Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Deadline.

Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn is greater than the Tender Cap, if applicable, or would cause the Maximum Amount to be exceeded. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, Holders who validly tender Notes after the Early Tender Deadline will not have any of their Notes accepted for payment.

Prior to the Initial Settlement Date, the company intends to offer and sell new debt securities. The net proceeds of the offering will be used to finance the purchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer, and to pay all fees and expenses in connection with the Tender Offer. The company’s obligation to accept for purchase, and to pay for, any Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offer is conditioned upon the satisfaction or waiver of (i) the condition that the company receive funds in the notes offering sufficient to purchase all Notes validly tendered (and not validly withdrawn) and accepted for purchase by the company and to pay all fees and expenses in connection with the Tender Offer and (ii) the other conditions described in the Offer to Purchase under the heading “Terms of the Tender Offer—Conditions to the Tender Offer”.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities nor is this press release an offer to sell or a solicitation of an offer to buy securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

Barclays Capital Inc., RBS Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc. and UBS Securities LLC are serving as Lead Dealer Managers for the Tender Offer. Questions regarding the Tender Offer may be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or to RBS Securities Inc. at (877) 297-9832 (toll-free) or (203) 897-6145 (collect). Requests for the Offer to Purchase or the Letter of Transmittal or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as Tender and Information Agent for the Tender Offer, at the following telephone numbers: banks and brokers, 212-430-3774; all others toll-free at 866-924-2200.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2012 revenue of $35 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in chocolate, biscuits, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Cadbury, Cadbury Dairy Milk and Milka chocolate, Jacobs coffee, LU, Nabisco and Oreo biscuits, Tang powdered beverages and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com and www.facebook.com/mondelezinternational.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “intend,” “expect” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about the terms and conditions of, and completion of, the tender offer or the concurrent notes offering. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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